NEWS RELEASE

Arlo Reports Second Quarter 2022 Results

Q2 ARR ended at $117 million, growing 67% year over year
Revenue Growth of 20.7% year over year, exceeding high-end of Guidance for the Quarter
Record GAAP gross profit of $33.7 million, record non-GAAP gross profit of $35.1 million
113% Year over Year growth in Cumulative Paid Accounts, surpassing 1.5 million in July
Delivered GAAP operating loss of $11.3 million, third consecutive quarter of non-GAAP Operating Profit of $1.0 million

Carlsbad, California - August 9, 2022 - Arlo Technologies, Inc. (NYSE: ARLO), a leading smart home security brand, today reported financial results for the second quarter ended July 3, 2022.

Financial Highlights (1)

•Record revenue for any second fiscal quarter of $119.0 million, an increase of 20.7% year over year.
•GAAP gross profit of $33.7 million, an increase of 28.9% year over year; non-GAAP gross profit of $35.1 million, an increase of 27.7% year over year and an all-time record for the company.
•GAAP gross margin of 28.4%; non-GAAP gross margin of 29.5%.
•GAAP operating loss of $11.3 million, a decrease of $14.5 million year over year; non-GAAP operating profit of $1.0 million, an increase of $5.3 million year over year and the third consecutive quarter of non-GAAP operating profitability.
•GAAP net loss per diluted share of $(0.13); non-GAAP net income per diluted share of $0.01.

"The strong growth of our service business coupled with solid execution by the Arlo team continues to deliver exceptional results across all metrics. In Q2, revenue reached $119.0 million for 20.7% growth year over year, above the top end of our guidance and a record for the quarter. This growth was driven by highly profitable ARR, which ended Q2 at $117 million. Arlo posted record non-GAAP gross profit and our third consecutive quarter of non-GAAP operating profitability. These exceptional Q2 results underline how the powerful combination of our recurring revenue business model coupled with our successful channel and product diversification are delivering truly transformative results for Arlo,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “Having delivered a record-breaking first half year of non-GAAP operating profit, we are looking forward to deploying the building blocks of our long-range plan in the second half of the year. Firstly, we are excited to commence the roll out of our brand awareness advertising campaign this month, which we will conduct in a targeted manner focused on new household formation to drive incremental subscription revenue. Secondly, we will be expanding our product portfolio with our new personal protection app, Arlo Safe, and our new innovative security system, which will bring full sensor-based security functionality to our ecosystem of smart cameras. We expect both of these will be available before the end of the year and will provide significant opportunities to drive new subscriptions and increase ARPU. Thirdly, we continue to broaden our routes to market and build on the success we are seeing with partners such as Verisure, Calix, Verizon and T-Mobile. We look forward to reporting more to you on the success of these initiatives which we believe will drive incremental long-term growth and profitability."

	Three Months Ended			Six Months Ended
	July 3, 2022	April 3, 2022	June 27, 2021	July 3, 2022	June 27, 2021
	(in thousands, except percentage and per share data)
Revenue	$118,979	$124,751	$98,571	$243,730	$181,127
GAAP Gross Margin	28.4%	26.9%	26.6%	27.6%	28.7%
Non-GAAP Gross Margin (1)	29.5%	27.6%	27.9%	28.5%	29.9%
GAAP Net Loss per Diluted Share	$(0.13)	$(0.10)	$(0.28)	$(0.23)	$(0.42)
Non-GAAP Net Income (Loss) per Diluted Share (1)	$0.01	$0.01	$(0.04)	$0.02	$(0.07)
_________________________
(1)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis is provided at the end of this press release.

Financial and Business Highlights

•Record Q2 service revenue of $32.8 million, for growth of 29.8% year over year.
•Ended Q2 with ARR of $116.6 million, growing 67.2% year over year. (2)
•GAAP service gross margin of 65.2%. Non-GAAP service gross margin of 65.8% in Q2 which is a record for Arlo as a standalone company. (1)
•Added a record 206,000 paid accounts in Q2, a sequential increase of 0.5% over Q1, and a year over year increase of 41.1%.
•Our Go 2 LTE/Wi-Fi camera won the Editor’s Choice Award at PCMag.
_________________________
(1)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis is provided at the end of this press release.

(2)    ARR is calculated by taking our recurring paid service revenue for the last calendar month in the fiscal quarter, multiplied by 12 months. Recurring paid service revenue represents the revenue we recognized from our paid accounts and excludes prepaid service revenue and non-recurring engineering (NRE) service revenue from strategic partners.

Third Quarter 2022 Business Outlook (3)

•Revenue of $125.0 million to $135.0 million.
•GAAP net loss per diluted share of $(0.28) to $(0.21), and non-GAAP net loss per diluted share of $(0.17) to $(0.10).

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

Three Months Ending October 2, 2022
	Revenue	Net Loss per Diluted Share
(in millions, except per share data)
GAAP	$125.0 - $135.0	$(0.28) - $(0.21)
Estimated adjustments for (3):
Stock-based compensation expense	—	0.11
Tax effects of non-GAAP adjustments	—	—
Non-GAAP	$125.0 - $135.0	$(0.17) - $(0.10)
_________________________
(3)    Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the second quarter of 2022 results and discuss management’s expectations for the third quarter of 2022 today, Tuesday, August 9, 2022 at 5:00 p.m. ET (2:00 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6387. The international dial-in number for the live audio call is +1 (929) 203-1909. The conference ID for the call is 7749064. A live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled security cameras, indoor security cameras, audio and video doorbells, and floodlights.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to supporting industry standards for data protection designed to keep users' personal information private and in their control. Arlo does not monetize personal data, provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2022 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s (the "Company") expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding its potential future business, operating performance and financial condition, including descriptions of its expected revenue, GAAP and non-GAAP gross margins, operating margins, tax rates, expenses, and cash outlook; the deployment of elements of the Company’s long-range plan in the second half of 2022; the commencement of the deployment of the brand awareness advertising campaign and the targeting thereof; the expansion of the Company’s product portfolio with Arlo Safe and the new security system, the timing of availability thereof and the potential to provide opportunities for new subscription and increased ARPU; and the broadening of routes to market and continued relationships with Verisure, Calix, Verizon, and T-Mobile. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: deployment of elements of the Company’s long-range plans may be delayed or may not occur; the deployment of the brand awareness advertising campaign may be delayed or may not occur and the risk that it may not drive incremental paid accounts; the expansion of the Company’s product portfolio with Arlo Safe and the new security system may not materialize; routes to market may not materialize or prove as successful as anticipated; the relationships with Verisure, Calix, Verizon, and T-Mobile may deteriorate; future demand for the Company's products may be lower than anticipated; the Company may be unsuccessful in developing and expanding its sales and marketing capabilities; the COVID-19 pandemic could continue to have an adverse impact on the Company's business, operations and the markets and communities in which the Company and its partners and customers operate; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect the Company and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the Company's most recently filed Annual Report and Quarterly Report filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, litigation reserves, employee retention credit and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

–the ability to make more meaningful period-to-period comparisons of our on-going operating results;
–the ability to better identify trends in our underlying business and perform related trend analyses;
–a better understanding of how management plans and measures our underlying business; and
–an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the separation of our business from NETGEAR. These consist primarily of costs of legal and professional services for IPO-related litigation associated with our separation from NETGEAR. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units, performance-based restricted stock units, shares under the employee stock purchase plan granted to employees and employees' annual bonus in RSU form. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items are the result of either unique or unplanned events, including, when applicable: litigation reserves, net and employee retention credit. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: Arlo-F

***Financial Tables Attached***

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	July 3, 2022	December 31, 2021
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$85,537	$175,749
Short-term investments (amortized cost of $49,901 and $—)	49,721	—
Accounts receivable, net (net of allowance for credit losses of $405 and $337)	73,998	79,564
Inventories	39,208	38,390
Prepaid expenses and other current assets	8,890	9,919
Total current assets	257,354	303,622
Property and equipment, net	7,478	9,595
Operating lease right-of-use assets, net	15,242	14,814
Goodwill	11,038	11,038
Restricted cash	4,125	4,107
Other non-current assets	4,441	4,314
Total assets	$299,678	$347,490

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$77,423	$84,098
Deferred revenue	13,445	29,442
Accrued liabilities	82,225	97,377
Income tax payable	138	12
Total current liabilities	173,231	210,929
Non-current deferred revenue	577	1,344
Non-current operating lease liabilities	21,469	21,470
Non-current income taxes payable	94	94
Other non-current liabilities	1,906	1,001
Total liabilities	197,277	234,838
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: : $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 87,529,758 at July 3, 2022 and 84,453,212 at December 31, 2021	88	84
Additional paid-in capital	411,316	401,367
Accumulated other comprehensive income	(168)	—
Accumulated deficit	(308,835)	(288,799)
Total stockholders’ equity	102,401	112,652
Total liabilities and stockholders’ equity	$299,678	$347,490

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Six Months Ended
	July 3, 2022	April 3, 2022	June 27, 2021	July 3, 2022	June 27, 2021
	(in thousands, except percentage and per share data)
Revenue:
Products	$86,191	$94,825	$73,311	$181,016	$133,072
Services	32,788	29,926	25,260	62,714	48,055
Total revenue	118,979	124,751	98,571	243,730	181,127
Cost of revenue:
Products	73,829	80,777	62,019	154,606	109,176
Services	11,410	10,399	10,383	21,809	19,975
Total cost of revenue	85,239	91,176	72,402	176,415	129,151
Gross profit	33,740	33,575	26,169	67,315	51,976
Gross margin	28.4%	26.9%	26.6%	27.6%	28.7%
Operating expenses:
Research and development	17,402	16,379	16,251	33,781	31,042
Sales and marketing	14,506	13,168	12,459	27,674	23,666
General and administrative	13,149	12,621	13,559	25,770	24,786
Impairment charges	—	—	9,116	—	9,116
Separation expense	25	79	605	104	659
Total operating expenses	45,082	42,247	51,990	87,329	89,269
Loss from operations	(11,342)	(8,672)	(25,821)	(20,014)	(37,293)
Operating margin	(9.5)%	(7.0)%	(26.2)%	(8.2)%	(20.6)%
Interest income (expense), net	129	(5)	3	124	27
Other income (expense), net	(116)	411	2,662	295	3,571
Loss before income taxes	(11,329)	(8,266)	(23,156)	(19,595)	(33,695)
Provision for income taxes	228	213	164	441	344
Net loss	$(11,557)	$(8,479)	$(23,320)	$(20,036)	$(34,039)
Net loss per share:
Basic	$(0.13)	$(0.10)	$(0.28)	$(0.23)	$(0.42)
Diluted	$(0.13)	$(0.10)	$(0.28)	$(0.23)	$(0.42)
Weighted average shares used to compute net loss per share:
Basic	86,868	85,222	82,134	85,966	81,275
Diluted	86,868	85,222	82,134	85,966	81,275

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	July 3, 2022	June 27, 2021
	(In thousands)
Cash flows from operating activities:
Net loss	$(20,036)	$(34,039)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	21,834	19,949
Impairment charges	—	9,116
Depreciation and amortization	2,523	3,169
Allowance for credit losses and inventory reserves	(120)	(1,085)
Deferred income taxes	133	(115)
Premium amortization (discount accretion) on investments, net	89	(3)
Changes in assets and liabilities:
Accounts receivable, net	5,498	25,736
Inventories	(628)	22,652
Prepaid expenses and other assets	767	(4,782)
Accounts payable	(6,565)	(19,189)
Deferred revenue	(16,763)	(18,802)
Accrued and other liabilities	(16,113)	(26,073)
Net cash used in operating activities	(29,381)	(23,466)
Cash flows from investing activities:
Purchases of property and equipment	(451)	(1,066)
Purchases of short-term investments	(59,490)	—
Proceeds from maturities of short-term investments	9,512	20,000
Net cash provided by (used in) investing activities	(50,429)	18,934
Cash flows from financing activities:
Proceeds related to employee benefit plans	3,171	6,136
Restricted stock unit withholdings	(13,555)	(9,084)
Net cash used in financing activities	(10,384)	(2,948)
Net decrease in cash and cash equivalents and restricted cash	(90,194)	(7,480)
Cash and cash equivalents and restricted cash, at beginning of period	179,856	190,291
Cash and cash equivalents and restricted cash, at end of period	$89,662	$182,811

Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$333	$549

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

UNAUDITED STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	July 3, 2022	April 3, 2022	June 27, 2021	July 3, 2022	June 27, 2021
	(in thousands, except percentage data)
GAAP gross profit:
Products	$12,362	$14,048	$11,292	$26,410	$23,896
Services	21,378	19,527	14,877	40,905	28,080
Total GAAP gross profit	33,740	33,575	26,169	67,315	51,976
GAAP gross margin:
Products	14.3%	14.8%	15.4%	14.6%	18.0%
Services	65.2%	65.3%	58.9%	65.2%	58.4%
Total GAAP gross margin	28.4%	26.9%	26.6%	27.6%	28.7%
Stock-based compensation expense - Products	1,148	855	1,289	2,003	2,163
Stock-based compensation expense - Services	187	55	—	242	—
Non-GAAP gross profit:
Products	13,510	14,903	12,581	28,413	26,059
Services	21,565	19,582	14,877	41,147	28,080
Total Non-GAAP gross profit	$35,075	$34,485	$27,458	$69,560	$54,139
Non-GAAP gross margin:
Products	15.7%	15.7%	17.2%	15.7%	19.6%
Services	65.8%	65.4%	58.9%	65.6%	58.4%
Total Non-GAAP gross margin	29.5%	27.6%	27.9%	28.5%	29.9%

GAAP research and development	$17,402	$16,379	$16,251	$33,781	$31,042
Stock-based compensation expense	(3,621)	(2,302)	(3,832)	(5,923)	(6,388)
Non-GAAP research and development	$13,781	$14,077	$12,419	$27,858	$24,654

GAAP sales and marketing	$14,506	$13,168	$12,459	$27,674	$23,666
Stock-based compensation expense	(1,790)	(1,380)	(1,638)	(3,170)	(2,828)
Non-GAAP sales and marketing	$12,716	$11,788	$10,821	$24,504	$20,838

GAAP general and administrative	$13,149	$12,621	$13,559	$25,770	$24,786
Stock-based compensation expense	(5,499)	(4,997)	(4,850)	(10,496)	(8,570)
Litigation reserves, net	(65)	(47)	(157)	(112)	(167)
Non-GAAP general and administrative	$7,585	$7,577	$8,552	$15,162	$16,049

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	July 3, 2022	April 3, 2022	June 27, 2021	July 3, 2022	June 27, 2021
	(in thousands, except percentage and per share data)
GAAP total operating expenses	$45,082	$42,247	$51,990	$87,329	$89,269
Separation expense	(25)	(79)	(605)	(104)	(659)
Stock-based compensation expense	(10,910)	(8,679)	(10,320)	(19,589)	(17,786)
Impairment charges	—	—	(9,116)	—	(9,116)
Litigation reserves, net	(65)	(47)	(157)	(112)	(167)
Non-GAAP total operating expenses	$34,082	$33,442	$31,792	$67,524	$61,541

GAAP operating loss	$(11,342)	$(8,672)	$(25,821)	$(20,014)	$(37,293)
GAAP operating margin	(9.5)%	(7.0)%	(26.2)%	(8.2)%	(20.6)%
Separation expense	25	79	605	104	659
Stock-based compensation expense	12,245	9,589	11,609	21,834	19,949
Impairment charges	—	—	9,116	—	9,116
Litigation reserves, net	65	47	157	112	167
Non-GAAP operating income (loss)	$993	$1,043	$(4,334)	$2,036	$(7,402)
Non-GAAP operating margin	0.8%	0.8%	(4.4)%	0.8%	(4.1)%

GAAP other income (expense), net	$(116)	$411	$2,662	$295	$3,571
Employee Retention Credit	(26)	(39)	(1,811)	(65)	(1,811)
Non-GAAP other income (expense), net	$(142)	$372	$851	$230	$1,760

GAAP provision for income taxes	$228	$213	$164	$441	$344
GAAP income tax rate	(2.0)%	(2.6)%	(0.7)%	(2.3)%	(1.0)%
Tax effects	—	—	—	—	—
Non-GAAP provision for income taxes	$228	$213	$164	$441	$344
Non-GAAP income tax rate	23.3%	15.1%	(4.7)%	18.5%	(6.1)%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	July 3, 2022	April 3, 2022	June 27, 2021	July 3, 2022	June 27, 2021
	(in thousands, except percentage and per share data)
GAAP net loss	$(11,557)	$(8,479)	$(23,320)	$(20,036)	$(34,039)
Separation expense	25	79	605	104	659
Stock-based compensation expense	12,245	9,589	11,609	21,834	19,949
Impairment charges	—	—	9,116	—	9,116
Litigation reserves, net	65	47	157	112	167
Employee Retention Credit	(26)	(39)	(1,811)	(65)	(1,811)
Tax effects	—	—	—	—	—
Non-GAAP net income (loss)	$752	$1,197	$(3,644)	$1,949	$(5,959)

NET LOSS PER SHARE - BASIC AND DILUTED:
GAAP net loss per share - basic and diluted	$(0.13)	$(0.10)	$(0.28)	$(0.23)	$(0.42)
Separation expense	—	—	0.01	—	0.01
Stock-based compensation expense	0.14	0.11	0.14	0.25	0.25
Impairment charges	—	—	0.11	—	0.11
Tax effects	—	—	—	—	—
Employee Retention Credit	—	—	(0.02)	—	(0.02)
Non-GAAP net income (loss) - diluted	$0.01	$0.01	$(0.04)	$0.02	$(0.07)

Shares used in computing GAAP net income (loss) - basic	86,868	85,222	82,134	85,966	81,275
Shares used in computing non-GAAP net income (loss) - diluted	91,787	93,135	82,134	92,687	81,275

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	July 3, 2022	April 3, 2022	December 31, 2021	October 3, 2021	June 27, 2021
	(in thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$135,258	$145,541	$175,749	$166,057	$178,698
Cash, cash equivalents and short-term investments per diluted share	$1.47	$1.56	$1.94	$1.98	$2.18

Accounts receivable, net	$73,998	$78,054	$79,564	$70,124	$51,890
Days sales outstanding	57	58	50	62	48

Inventories	$39,208	$37,038	$38,390	$39,769	$43,155
Inventory turns	7.5	8.7	10.5	7.6	5.7

Weeks of channel inventory:
U.S. retail channel	11.9	15.8	7.0	14.0	8.0
U.S. distribution channel	7.4	10.5	8.5	8.0	12.5
APAC distribution channel	9.8	18.1	8.9	10.2	8.6

Deferred revenue (current and non-current)	$14,022	$17,375	$30,786	$41,686	$50,903

Cumulative registered accounts (1)	6,640	6,389	6,131	5,822	5,527
Cumulative paid accounts (2)	1,478	1,272	1,067	877	695
Annual recurring revenue (ARR) (3)	$116,601	$101,341	$90,100	$80,400	$69,753

Headcount	354	358	353	346	349
Non-GAAP diluted shares	91,787	93,135	90,679	83,809	82,134
_________________________
(1)    We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such particular period, and includes accounts owned by Verisure. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform, as one registered account may be used by multiple people.

(2)    Paid accounts worldwide measured as any account where a subscription to a paid service is being collected (either by the Company or by the Company’s customers or channel partners), plus paid service plans of a duration of more than 3 months bundled with products (such bundles being counted as a paid account after 90 days have elapsed from the date of registration). Paid accounts includes accounts transferred to Verisure.

(3)    Effective as of the third quarter of 2021, we adopted ARR as one of the key indicators of our business performance. ARR represents the amount of paid service revenue that we expect to recur annually and is calculated by taking our recurring paid service revenue for the last calendar month in the fiscal quarter, multiplied by 12 months. Recurring paid service revenue represents the revenue we recognize from our paid accounts and excludes prepaid service revenue, and NRE service revenue from strategic partners. The ARR for the comparative periods presented was derived following the same methodology. ARR is a performance metric and should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items.

REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	July 3, 2022		April 3, 2022		June 27, 2021		July 3, 2022		June 27, 2021
	(in thousands, except percentage data)
Americas	$60,345	51%	$68,466	55%	$66,681	68%	$128,811	53%	$116,317	65%
EMEA	54,483	46%	49,975	40%	25,101	25%	104,458	43%	49,692	27%
APAC	4,151	3%	6,310	5%	6,789	7%	10,461	4%	15,118	8%
Total	$118,979	100%	$124,751	100%	$98,571	100%	$243,730	100%	$181,127	100%